55 Hudson Yards | New York, NY 10001-2163 T: 212.530.5000 milbank.com August 28, 2020 Avaya Holdings Corp. 4655 Great America Parkway Santa Clara, California 95054 Registration Statement on Form S-3 Ladies and Gentlemen: This opinion is furnished to you in connection with a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for Avaya Holdings Corp., a Delaware corporation (the “Company”). The Registration Statement registers 22,123,022 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon the conversion of 125,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock” and together with the Common Stock, the “Securities”) to be sold by the selling stockholder named in the Registration Statement. We are acting as counsel for the Company in connection with the registration of the Securities. We have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Amended and Restated Certificate of Incorporation, including the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”), the Company’s Amended and Restated Bylaws, the Registration Statement, the investment agreement, dated as of October 3, 2019 (the “Investment Agreement”) between the Company and RingCentral, Inc. (“RingCentral”), under which the Series A Preferred Stock were issued and the investor rights agreement dated as of October 31, 2019 between the Company and RingCentral (as amended). We have also examined such other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions. Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have 43508.00200 been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) if required by applicable law or other regulations, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any such prospectus supplement will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference and (iv) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, and the appropriate prospectus supplement, if required by applicable law or regulations, we advise you that in our opinion: (1) The Common Stock has been duly and validly authorized and reserved for issuance, and when issued and delivered upon conversion of the Series A Preferred Stock in accordance with the provisions of the Series A Preferred Stock, the Certificate of Designation and the Investment Agreement, as in effect on the date hereof, will be validly issued, fully paid and non-assessable. The opinion expressed above is subject to the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We disclaim any obligation to update anything herein for events occurring after the date hereof. Very truly yours, /s/ Milbank LLP 2